UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2025

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5000 Shoreline Court, Suite 300

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Positive Median Overall Survival Data from Phase 2 Trial of the Darovasertib and Crizotinib Combination in First-line Metastatic Uveal Melanoma

On October 17, 2025, IDEAYA Biosciences, Inc. (the “Company”) announced the first reported median overall survival (“OS”) results from its Phase 1/2 clinical trial (OptimUM-01) evaluating darovasertib, the Company’s investigational oral protein kinase C (“PKC”) inhibitor, in combination with Pfizer’s crizotinib, a c-MET inhibitor, as a first-line treatment for patients with metastatic uveal melanoma (“mUM”). The data will be presented on Sunday, October 26, 2025 by Dr. Justin Moser at the 2025 Society for Melanoma Research Congress (“SMR”) taking place in Amsterdam, Netherlands.

Data reported at SMR were from 44 first-line (“1L”) mUM patients, including both HLA*A2:01-negative and HLA*A2:01-positive patients, in the single-arm Phase 1/2 OptimUM-01 trial with a median follow-up time of 25 months as of the cut-off date of May 28, 2025. Across all 44 patients treated with the darovasertib and crizotinib combination, a median OS of 21.1 months and a median progression free survival (“PFS”) of 7.0 months was observed. In 41 efficacy-evaluable patients, the confirmed overall response rate by RECIST 1.1 was 34% (14/41) with a 9.0 month median duration of response. A disease control rate of 90% (37/41) was also observed, with 85% (35/41) of patients achieving ‘any reduction’ in target lesions. The combination continued to have manageable tolerability with the most common treatment-related adverse events (“TRAEs”) (TRAEs >30%) of diarrhea, nausea, edema, vomiting, dermatitis, hypoalbuminemia, and fatigue. Grade ≥3 TRAEs were iron-deficiency anemia and pulmonary embolism (both 5%). The proportion of patients enrolled in the OptimUM-01 study that had baseline ECOG performance status scores (“PS”) of 0 and 1 was 61% (27/44) and 39% (17/44), respectively. The proportion of patients with ECOG PS 1 in the OptimUM-01 study is approximately two times higher than an earlier published registrational study in mUM.

Metastatic uveal melanoma is a rare and aggressive form of ocular cancer with poor prognosis, where historical median OS reported in published meta-analysis from patients in the treatment naïve setting is approximately 12 months. The Company is conducting a registration-enabling Phase 2/3 trial (OptimUM-02) of the darovasertib and crizotinib combination in 1L HLA*A2:01-negative mUM and is targeting to report median PFS data from this trial by year-end 2025 to Q1 2026 to support a potential U.S. accelerated approval filing.

Pursuant to the Clinical Trial Collaboration and Supply Agreement with Pfizer to evaluate darovasertib and crizotinib as a combination therapy in mUM, Pfizer provided the Company with a defined quantity of crizotinib at no cost, as well as an additional defined quantity of crizotinib at a lump-sum cost.

A presentation summary of the SMR data will be available on the Investor Relations tab of the Company’s corporate website after the presentation.

Positive Phase 2 Data for Darovasertib in the Neoadjuvant Setting of Primary Uveal Melanoma

On October 20, 2025, the Company presented positive clinical data from its ongoing Phase 2 OptimUM-09 trial of neoadjuvant darovasertib in patients with primary uveal melanoma (“UM”). The data were presented in a Proffered Paper oral presentation by Dr. Marcus Butler, M.D., Associate Professor, Princess Margaret Cancer Center at the University of Toronto, at the 2025 European Society of Medical Oncology (“ESMO”) in Berlin, Germany.

Data presented at ESMO for neoadjuvant darovasertib were from a total of 95 patients with primary UM, including 56 patients recommended for enucleation (“EN”) (surgical eye removal; Cohort 1) and 39 patients eligible for plaque brachytherapy (“PB”) (Cohort 2) as of a data cut-off date of June 13, 2025. Patients were enrolled into Cohort 1 or Cohort 2 based on investigator recommended primary local therapy at baseline determined by tumor size and proximity to critical eye structures. All patients received neoadjuvant darovasertib for up to 12 cycles (or maximum benefit) prior to definitive primary local therapy. As of the cut-off date, only 94 patients were evaluable for efficacy, which reflects one patient in Cohort 2 that was excluded per protocol based on not yet receiving at least one dose of study drug and at least one post-baseline tumor assessment. Patients who derived benefit from darovasertib in the neoadjuvant setting were then eligible to receive darovasertib for up to six additional cycles as adjuvant therapy and monitored for disease recurrence and changes in visual acuity.

Key Findings from OptimUM-09

•	Tumor shrinkage and eye preservation

•	83% (78/94) of patients demonstrated ocular tumor shrinkage, with 54% (51/94) achieving ≥20% tumor shrinkage.

•

Patients recommended for EN (Cohort 1) demonstrated robust ocular tumor shrinkage following treatment with darovasertib, with approximately 84% (47/56) experiencing any reduction in tumor size by product of diameters, and 50% (28/56) and 37.5% (21/56) achieving a ≥20% and ≥30% reduction, respectively.

•

Similarly, among patients eligible for PB (Cohort 2), approximately 82% (31/38) achieved any reduction in ocular tumor size by product of diameters, with 60.5% (23/38) and 44.7% (17/38) demonstrating a ≥20% and ≥30% reduction, respectively.

•

Among 42 patients in Cohort 1 who had completed primary local therapy at the time of the data cut, a 57.1% (24/42) eye preservation rate was observed. Of these patients, 75% (18/24) received PB and 25% (6/24) received external beam radiation instead of the EN procedure.

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Among patients in Cohort 1 with ≥20% tumor shrinkage prior to primary local therapy, the eye preservation rate jumped to 95% (19/20). Based in part on these data, and after discussions with the FDA, the Company has proposed ≥20% tumor shrinkage as the definition of response in primary UM for their ongoing Phase 3 trial (OptimUM-10) of darovasertib in the neoadjuvant setting.

•	Predicted radiation reduction and visual preservation

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Among 37 evaluable patients with paired dosimetry in Cohort 2, approximately 70% (26/37) observed any reduction in the predicted dose of radiation to critical eye structures (fovea, disc, lens) compared to baseline following treatment with darovasertib in the neoadjuvant setting, with approximately 35-40% experiencing a ≥20% reduction. This magnitude of reduction is relevant since a similar decrease in radiation to the tumor apex is associated with improved visual outcomes.

•

64.9% (24/37) of the evaluable patients in Cohort 2 had a reduced predicted risk of vision loss at 3-years post-PB based on a vision prognostic tool developed at the Cleveland Clinic that is used to predict the risk of developing 20/200 vision (legal blindness) or worse following radiation administered during PB.

•	Improved visual acuity during neoadjuvant treatment

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54.7% (29/53) of patients in Cohort 1 and 60.5% (23/38) of patients in Cohort 2 demonstrated an improvement in visual acuity scores (“VAS”) during neoadjuvant darovasertib therapy, compared to baseline.

•	Patients in Cohort 1 with improved VAS scores from baseline had a mean gain of 17 letters on treatment, with ~72% (21/29) gaining ≥5 letters at 2 consecutive visits.

•	Similarly, patients in Cohort 2 with improved VAS scores from baseline had a mean gain of 10 letters while on treatment, with ~52% (12/23) gaining ≥5 letters at 2 consecutive visits.

•	Safety and Tolerability:

•	Darovasertib was generally well tolerated with manageable adverse events, which included low-grade diarrhea, nausea, vomiting, and fatigue.

•	Grade 3 or higher TRAEs occurred in 16.8% (16/95) of patients. Rates of treatment-related serious adverse events (5.3%) and treatment discontinuation due to adverse events (6.3%) were low.

Darovasertib has received U.S. Food and Drug Administration Breakthrough Therapy Designation in the neoadjuvant setting of primary uveal melanoma for EN eligible patients. The Company is currently conducting a Phase 3 trial (OptimUM-10) of darovasertib as a single-agent in the neoadjuvant setting of primary UM. The Company is also targeting to report topline median PFS data from its registration-enabling Phase 2/3 trial (OptimUM-02) evaluating darovasertib in combination with crizotinib in first-line, HLA*A2:01-negative metastatic UM by the end of 2025 to Q1’26 to enable a potential accelerated approval filing in the United States.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements, including, but not limited to, statements related to (i) the potential therapeutic benefits of the Company’s therapeutics, such as combination therapies and darovasertib (including in combination with crizotinib); (ii) the safety and efficacy profile of darovasertib; (iii) the timing of reporting topline and median PFS data from Phase 2/3 OptimUM-02 trial; (iv) the ongoing Phase 3 registrational trial (OptimUM-10) of darovasertib; and (v) the potential for U.S. accelerated approval in 1L HLA*A2 negative mUM. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including the Company’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing or commercialization of drug products, the outcome of pricing, coverage and reimbursement negotiations with third-party payors for the Company’s products, the Company’s ability to successfully establish, protect and defend its intellectual property, and other matters that could affect the sufficiency of existing cash to fund operations. Neither Breakthrough Therapy, Orphan Drug Designation, nor an accelerated approval filing necessarily translates into approval of a drug. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company’s Annual Report on Form 10-K dated February 18, 2025 and any current and periodic reports filed or furnished with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date: October 20, 2025	By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer